SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES ACT OF 1934

DEUTSCHE BANK CORPORATION

(Translation of Registrant’s Name Into English)

Federal Republic of Germany

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number)

Taunusanlage 12

60325 Frankfurt am Main

Germany

011 49 69 910 00

(Address and telephone number of Registrant’s principal executive offices)

Copies to:

Arthur S. Long Davis Polk & Wardwell 450 Lexington Ave. New York, New York 10017 212-450-4742	Deutsche Bank Aktiengesellschaft Taunusanlage 12 60325 Frankfurt am Main Germany Attn: Legal Department	Ward A. Greenberg Cleary Gottlieb Steen & Hamilton LLP Main Tower Neue Mainzer Strasse 52 D-60311 Frankfurt am Main Germany +49 69 97103-0

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-137902

                                                                                                                                                                                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
ELEMENTS(SM) “Dogs of the Dow” Linked to the Dow Jones High Yield Select 10 Total Return Index due November 14, 2022	NYSE Arca

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to: (1) the information under the heading “Description of Debt Securities” in the Prospectus included in the Registration Statement on Form F-3 (the “Form F-3”), dated October 10, 2006 (File No. 333-137902) of Deutsche Bank Aktiengesellschaft (the “Registrant”), (2) the information under the heading “Description of Notes” in the Prospectus Supplement that was filed on November 13, 2006 by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and (3) the information under the heading “Specific Terms of the Securities”, in the Pricing Supplement dated November 7, 2007 and filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, each of which is incorporated herein by reference.

Item 2. Exhibits

4.1	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to the Form F-3)

4.2	Form of ELEMENTS Securities *

*	Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 7, 2007

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/S/ HELMUT MANNHARDT
Name:	Helmut Mannhardt
Title:	Vice President

By:	/S/ JOSEPH J. RICE
Name:	Joseph J. Rice
Title:	Director